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                                                                    Exhibit 99.9


                                OPTION AGREEMENT

         This Option Agreement (this "Agreement") is made and entered into by and between CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), and PATRICIA DIAZ DENNIS (the "Undersigned") as of November 25, 1997.

         WHEREAS, the Company has elected to provide an incentive to motivate, attract and retain the services of persons upon whose judgment, efforts and contributions the success of the Company's business depends. The Company believes that the granting of the Option herein described to the Undersigned is consistent with the foregoing goals. The Company and the Undersigned desire to enter into an agreement reflecting the terms and conditions of the Option granted to the Undersigned.

         THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for good and valuable consideration, the Company and the Undersigned agree as follows:

         1. Grant of Option. The Company grants to the Undersigned the right to purchase a total of 2,500 shares of the Class A Common Stock of the Company, $.001 par value per share (the "Stock"), at the Purchase Price (the "Options" or "Option").

         2. Purchase Price. The price at which the Undersigned shall be entitled to purchase the Stock covered by the Options shall be $30.00 per share (the "Purchase Price").

         3. Exercise of Option. The Options may be exercised by the Undersigned from and after the date hereof, from time to time, as to all or any part of the shares covered hereby, by delivery to the Company of written notice of exercise and payment of the Purchase Price. Notwithstanding any other provision of this Agreement, the Options, to the extent not previously exercised, shall automatically terminate and be of no further force or effect on and as of 5:00 o'clock M.S.T., on the date which is the tenth (10th) anniversary of the date hereof (the "Expiration Date").

         4. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Options may be exercised by timely delivery to the Company of a written notice, which notice shall be effective on the date received by the Company. The written notice shall state the Undersigned's election to exercise the Options, the number of shares in respect of which an election to exercise has been made, the method of payment elected, the exact name or names in which the shares will be registered and the Undersigned's Social Security number. Such notice shall be signed by the Undersigned and shall be accompanied by payment of the purchase price of such shares. In the event the Options shall be exercised by a person or persons other than the Undersigned pursuant to Paragraph 6 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Options. All shares delivered by the Company upon exercise of the Options as provided herein shall be fully paid and nonassessable upon delivery.



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         5. Method of Payment for Options. Upon the exercise of all or any part of an Option, the Purchase Price shall be payable in full by check, or by any such other method of payment approved by the Board of Directors of the Company (the "Board") in its sole and absolute discretion.

         6. Termination of Directorship; Death of the Undersigned.

                  (a) In the event the Undersigned is no longer a director of the Company or any subsidiary of the Company ("Directorship") for any reason whatsoever other than death of the Undersigned, or for no reason including termination by the Undersigned's voluntary resignation or of the Undersigned's disability, any unexercised option shall lapse and terminate thirty (30) days after the effective date of termination of the Undersigned's Directorship unless the Board elects, in its sole and absolute discretion, to allow the Undersigned to exercise such Option for a period in excess of thirty (30) days following termination of the Undersigned's Directorship. In no event shall the Option, or any part thereof, be exercisable after the Expiration Date.

                  (b) In the event of the death of the Undersigned, the Option shall lapse unless it is exercised within ninety (90) days after the date of the Undersigned's death by the Undersigned's legal representative or representatives or by the person or persons entitled to do so under the Undersigned's last will and testament or if the Undersigned fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. The Company shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this Paragraph 6(b) to exercise the Option.

         7. Adjustments in Number of Shares and Purchase Price. In the event a stock dividend is declared upon the Stock, the remaining shares of Stock then subject to Options under this Agreement shall be adjusted proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, there shall be substituted for each such remaining share of Stock then subject to Options granted under this Agreement the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to Options granted under this Agreement.

         8. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Options unless and until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Options, or the issuance of shares thereunder, has been received by the Company; (iv) the Undersigned has complied with all terms and conditions of this Agreement; and (v) if required by the


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Company, the Undersigned has delivered to the Company an Investment Letter in form and content satisfactory to the Company as provided for in Paragraph 13 hereof.

         9. Repurchase Option. In the event the Undersigned is no longer a director of the Company or any subsidiary of the Company for any reason whatsoever, or for no reason including termination by the Undersigned's voluntary resignation or of the Undersigned's death or disability, the Company (or its nominee) shall have the right (but not the obligation) to purchase any shares of Stock held by the Undersigned. The purchase price to be paid by the Company for the Undersigned's Stock shall be the Fair Market Value per share. For purposes of this Agreement, the "Fair Market Value" of the Stock as of any date shall be the average of the closing bid and asked prices for the Stock as reported on the Nasdaq National Market System (or on any national securities exchange on which the Stock is then listed) for the date or, if no prices are so reported for that date, such prices on the next preceding date for which closing bid and asked prices were reported. If at any time the Stock is not listed on any national securities exchange, the Fair Market Value shall be the fair market value determined by the Board in good faith and in its reasonable discretion using such methods or procedures as may be established from time to time by the Board in its reasonable discretion.

                  (a) The Company (or its nominee) shall exercise this right to repurchase the shares of Stock, if at all, within six (6) months following the date of the termination of the Undersigned's Directorship by delivering written notice of exercise to the Undersigned or the Undersigned's personal representative.

                  (b) Payment on such exercise by the Company shall be made by an initial payment on the Consummation Date (defined below) equal to 20% of the purchase price, and the balance shall be made in four (4) equal annual installments of principal and accrued interest commencing on the first anniversary of the Consummation Date, and on the next four (4) anniversaries of the Commencement Date. Interest on the unpaid principal amount shall commence to accrue from the Consummation Date at the prime rate of interest in effect on the Consummation Date as announced in the Wall Street Journal (or a reasonable substitute selected by the Board), and it shall be adjusted annually thereafter to the then-existing Wall Street Journal-announced prime rate (or a reasonable substitute selected by the Board), which adjusted rate of interest shall remain in effect for the entire year then beginning (interim changes in the prime rate during the year being disregarded). The "Consummation Date" for purposes of this Paragraph shall be the sixtieth (60th) day following delivery of the Company's notice of exercise, provided that such date may be extended by the Undersigned or the Undersigned's personal representative by written notice to a date not later than the earlier of ten (10) days after all holding periods under Section 422 of the Internal Revenue Code expire or consummation of a transaction (e.g., merger, consolidation, stock sale) pursuant to which the holder of the Undersigned's shares would be entitled to receive consideration of any kind. The Company may, at its election, prepay amounts due under this Paragraph, without premium or penalty.



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         10. Restrictions on Transfer. In the event any shares of Stock acquired pursuant to exercise of options hereunder, or any interest therein, are to be transferred, voluntarily or involuntarily (including, without limitation, any sale, encumbrance, foreclosure or transfer in lieu thereof, or by operation of law, any division of marital property on account of divorce or legal separation being deemed a "transfer" for purposes hereof, but excluding transfers to which Paragraph 9 hereof applies), the Company (or its nominee) shall have a right of first refusal as follows:

                  (a) The Undersigned (or the holder of such shares if not the Undersigned) shall give the Company advance written notice detailing all the terms of the proposed transfer. The Company (or its nominees) shall have the right (but not the obligation), exercisable upon delivery to the transferring shareholder of written notice of acceptance within thirty (30) days following receipt of the notice of proposed transfer described in the preceding sentence, to repurchase all or any of such shares on the terms and conditions set forth in such notice;

                           (i) provided that the per share purchase price shall be the lesser of (X) the price, plus the Fair Market Value of any non-cash consideration, stated in the notice or (Y) the Fair Market Value of the shares (and shall be the Fair Market Value in the event of a transfer not involving any consideration); and

                           (ii) provided further that the purchase price shall be payable, at the election of the Company (or its nominees), either on the terms set forth in the transferor's notice or in installments with interest as set forth in Paragraph 9(b). The Company may, at its election, prepay amounts due under this Paragraph, without premium or penalty.

                  (b) The date for consummating such purchase shall be the sixtieth (60th) day following delivery of the Company's (or its nominees') notice of exercise. Failure by the Company (or its nominees) (without default by the transferring shareholder) to close such purchase within the above 60-day period shall give the transferring shareholder the right to transfer such shares or interest therein on the terms and to the person described in the notice during the 60-day period; provided that the shares or interest therein to be transferred shall for all purposes remain subject to this agreement. If the transferring shareholder fails to close the proposed transfer on those terms within such second 60-day period, the proposed transfer shall again be subject to the terms of this Paragraph 10. Notwithstanding the foregoing, such shares may be transferred or retransferred without invoking this right of first refusal between the Undersigned and trusts of which the Undersigned and/or the Undersigned's spouse are the sole beneficiaries by giving prior written notice certifying such a transfer is to be made; provided that following any such transfer, such shares shall remain subject to this right of first refusal and all the other provisions of this Agreement.

                  (c) For so long as the Company's right to repurchase the Stock as set forth in Paragraphs 9 and 10 remain effective, neither the Undersigned, nor the Undersigned's


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personal representative(s), devisee(s), heir(s), successor(s), or assignee(s)
shall sell, assign or otherwise transfer any shares of Stock or interest therein without obtaining the written agreement of the purchaser, assignee or transferee that the shares remain subject to this repurchase right, and the Undersigned agrees that certificates evidencing the Stock may be legended to reflect the foregoing restrictions.

         11. Stockholders Agreement. By accepting the options granted under this Agreement, the Undersigned further agrees to be bound as a member of Management to Sections 3 and 6 of the Second Amended and Restated Stockholders Agreement, dated as of June 28, 1996 among the Company and certain other parties thereto, as such has been amended (the "Stockholders Agreement"), which provisions require the Undersigned to consent to and sell any stock or options owned by the Undersigned as of the date of this Agreement, and any stock or options acquired by the Undersigned on or after the date of this Agreement, in any Approved Sale (as that term is defined in the Stockholders Agreement).

         12. Termination of Restrictions. Paragraphs 10 and 11 shall terminate and be of no further force or effect automatically upon the closing of an initial public stock offering of the Company's common stock under the Securities Act the result of which is that the Company's common stock is traded, or quoted, as applicable, on a national securities exchange, over the counter on NASDAQ, or through the NASD's National Market System.

         13. Securities Act. The Company shall have the right, but not the obligation, to cause the shares of Stock issuable upon exercise of the Options to be registered under the appropriate rules and regulations of the Securities and Exchange Commission.

         The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Options if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable federal or state securities laws or regulations. The Company may require that the Undersigned, prior to the issuance of any such shares pursuant to exercise of the Options, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that the Undersigned is acquiring the shares for investment and not with a view to the sale or distribution thereof; (ii) that the Undersigned will not sell any shares received upon exercise of the Options or any other shares of the Company that the Undersigned may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Company in its sole discretion.

         If shares of Stock or other securities issuable pursuant to the exercise of the Options have not been registered under the Securities Act of 1933 or other applicable federal or state


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securities laws or regulations, the certificates representing such shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

                  The Securities evidenced by this certificate have not been registered under the Securities
                  Act of 1933, as amended (the "Act"), or qualified under any applicable state securities laws. They have been acquired for investment and not with a view to distribution thereof within the meaning of the Act and regulations thereunder. They may not be sold or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering such transaction involving said securities or (b) this Corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this Corporation) stating that such transaction is exempt from registration or this Corporation otherwise satisfies itself that such transaction is exempt from resolution.

Any such shares of Stock shall also bear the restrictive legends, in substantially the same form, that are contained in the Stockholders Agreement.

         14. Federal and State Taxes. Upon exercise of the Options, or any part thereof, the Undersigned may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Options, the Undersigned shall pay to the Company by check or by authorizing the Company to withhold from monies owing by the Company to the Undersigned an amount equal to the amount of any taxes which the Company is required to withhold with respect to such Stock.

         15. Administration. This Agreement shall in all respects be administered by the Board. The Board shall have the sole and complete discretion with respect to all matters under this Agreement and decisions of the majority of the Board with respect to this Agreement shall be final and binding upon the Undersigned and the Company.

         16. Continuation of Directorship. This Agreement shall not be construed to confer upon the Undersigned any right to continue as a director of the Company or any of its subsidiaries.

         17. Obligation to Exercise. The Undersigned shall have no obligation to exercise any Option granted by this Agreement.

         18. Governing Law. This Agreement shall be interpreted and administered under the internal laws, and not the laws of conflicts, of the State of Arizona.


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         19. Amendment and Termination. Except as otherwise provided in this
Agreement, this Agreement may be amended or terminated only by a written agreement executed by the Company and the Undersigned. Any amendment or modification of this agreement shall be signed by a duly authorized officer of the Company other than the Undersigned.

         20. Counterparts. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of the executed counterparts shall be deemed an original hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                            CITADEL COMMUNICATIONS
                                            CORPORATION


                                            By:/s/ DONNA L. HEFFNER
                                               --------------------------------

                                               Its Authorized Officer

ACCEPTED AND AGREED:


/s/ PATRICIA DIAZ DENNIS
--------------------------------------
The Undersigned

The spouse of the Undersigned hereby
confirms that the community property
of the Undersigned and of the spouse
of the Undersigned is subject to and
bound by the agreement set forth above.



--------------------------------------
Spouse


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DATE


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